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EXHIBIT 10(b) - BEMIS COMPANY, INC. 1994 STOCK INCENTIVE PLAN

                              AMENDED AND RESTATED
                               BEMIS COMPANY, INC.
                            1994 STOCK INCENTIVE PLAN
                             (AS OF AUGUST 4, 1999)


1.       PURPOSE OF PLAN.

         The purpose of the Bemis Company, Inc. 1994 Stock Incentive Plan (the "Plan") is to advance the interests of Bemis Company, Inc. (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives and thus the enhancement of shareholder value.

2.       DEFINITIONS.

         The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

         2.1      "BOARD" means the Board of Directors of the Company.

         2.2 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

         2.3      "CHANGE IN CONTROL" means an event described in Section
10.1 of the Plan.

         2.4      "CODE" means the Internal Revenue Code of 1986, as amended.

         2.5 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

         2.6 "COMMON STOCK" means the common stock of the Company, par value $.10 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with
Section 4.3 of the Plan.

         2.7 "DIRECTOR OPTION" means a Non-Statutory Stock Option granted to an Eligible Director pursuant to Section 6.2.

         2.8 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

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         2.9      "EARLY RETIREMENT" of an Eligible Employee means early
retirement under the Bemis Retirement Plan as in effect from time to time.

         2.10 "ELIGIBLE DIRECTOR" means each director of the Company who is not an employee; provided, however, that "Eligible Director" does not include any such director who received Director Options under the Company's 1978 Non-Qualified Stock Option Plan or the Company's 1987 Stock Option Plan.

         2.11 "ELIGIBLE EMPLOYEE" means each salaried employee in a management or supervisory position (including, without limitation, officers and directors who are also employees) with the Company or any Subsidiary.

         2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         2.13 "FAIR MARKET VALUE" of a share of Common Stock as of a particular day means the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on such day, or if no sale has been made on such exchange on such day, on the last preceding day on which any such sale shall have been made.

         2.14 "INCENTIVE AWARD" means an Option or Performance Unit granted pursuant to the Plan.

         2.15 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Employee pursuant to Section 6.1 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.16 "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

         2.17 "NORMAL RETIREMENT" of an Eligible Employee means normal retirement under the Bemis Retirement Plan as in effect from time to time.

         2.18 "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option.

         2.19 "PARTICIPANT" means an Eligible Employee or Eligible Director who receives one or more Incentive Awards under the Plan.

         2.20 "PERFORMANCE UNIT" means a right granted to an Eligible Employee pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established performance goals.

         2.21 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

         2.22 "SECURITIES ACT" means the Securities Act of 1933, as amended.

         2.23 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.


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         2.24     "TAX DATE" means the date any withholding tax obligation
arises under the Code for a Participant with respect to an Incentive Award.

3.       PLAN ADMINISTRATION.

         3.1 THE COMMITTEE. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee (the "Committee") consisting solely of not less than two members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

         3.2      AUTHORITY OF THE COMMITTEE.

                  (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Employees to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and
         (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

                  (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this
         Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

                  (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate


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         structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or
         (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

                  (d) The Committee's authority in (a), (b) and (c) of this Section does not extend to Director Options. Such options are subject to the specific terms of the Plan with regard thereto, and are not subject to Committee discretion. However, the Committee may adjust Director Options as provided in Section 4.3.

4.       SHARES AVAILABLE FOR ISSUANCE.

         4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 2,000,000 shares of Common Stock in addition to any shares of Common Stock which, as of the date the Plan is approved by the shareholders of the Company, are reserved for issuance under either the Company's 1987 Stock Option Plan or 1984 Stock Award Plan and which are not thereafter issued.

         4.2 ACCOUNTING FOR INCENTIVE AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. However, shares withheld for the purpose of paying applicable withholding taxes will not again become available for issuance under the Plan.

         4.3 ADJUSTMENTS TO SHARES AND INCENTIVE AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of the Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.


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5.       PARTICIPATION.

         Participants in the Plan will be those Eligible Employees who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Employees may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

         Eligible Directors who receive Director Options also are Participants, but are not eligible to receive Incentive Awards other than Director Options.

6.       OPTIONS.

         6.1 GRANTS TO ELIGIBLE EMPLOYEES. An Eligible Employee may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. The aggregate number of shares on which Options may be granted to any one Eligible Employee during the duration of the Plan may not exceed 15% of the total shares of Common Stock available for issuance under the Plan. If an Option granted to an Employee is canceled, said Option will nevertheless be included in applying said 15% limit. If an outstanding Option is amended to reduce the exercise price, and the amendment is not made pursuant to Section 4.3, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option, and both the original Option and the new Option will be included in applying the 15% limit.

         6.2 GRANTS TO ELIGIBLE DIRECTORS. Each Eligible Director elected to the Board prior to 1994 shall be granted Director Options for the purchase of 5,000 shares of Common Stock effective as of the date of the Company's 1994 annual meeting of shareholders. Each Eligible Director elected to the Board in 1994 or later shall be granted Director Options for the purchase of 5,000 shares of Common Stock effective upon his or her election to the Board. However, no director who received Director Options under the Company's 1978 Nonqualified Stock Option Plan or 1987 Stock Option Plan shall be eligible to receive a Director Option under this Plan. Director Options may be issued only once to an Eligible Director and in no event may such options when granted exceed 5,000 shares of Common Stock. The 5,000 share amount referred to in this subparagraph is not subject to adjustment under
Section 4.3, but once a Director Option is granted to a director it will be subject to subsequent adjustments under Section 4.3.

         6.3 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option granted to an Eligible Employee will be determined by the Committee in its discretion at the time of the Option grant but will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant. The per share price to be paid by a Participant upon exercise of a Director Option granted to an Eligible Director will be 100% of the Fair Market Value of one share of Common Stock on the date of grant.

         6.4 EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant. However, each Director Option will be exercisable for 10 years from the date of grant, subject to Section 8.7.


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         6.5      PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, Attestation, or by a combination of such methods. "Attestation" means delivery by a Participant to the Company of a written affidavit of ownership of Previously Acquired Shares having a fair market value equal to the exercise price of the Option in lieu of actual delivery of such Previously Acquired Shares. Upon receipt of such attestation of Previously Acquired Shares, the Company shall deliver to the Participant a stock certificate for the number of Option shares so exercised, minus the number of Previously Acquired Shares attested to in the written affidavit, and minus any shares required to cover tax withholding obligations.

         6.6 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of the Plan.

7.       PERFORMANCE UNITS.

         7.1 PERFORMANCE UNITS NOT QUALIFYING UNDER CODE SECTION 162(m). An Eligible Employee may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the sole discretion either to determine the form in which payment of the economic value of vested Performance Units will be made to the Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the Participant of the form of such payment.

         7.2 PERFORMANCE UNITS QUALIFYING UNDER CODE SECTION 162(m). The Committee may grant Performance Units to an Eligible Employee on a basis such that these Units will be considered "qualified performance based compensation" for purposes of the regulations issued under Code Section 162(m). Any such Units are subject to the following requirements:

                  (a) The Committee will determine the number of Units granted to the Eligible Employee. The number of Units granted to any one Eligible Employee with respect to any one performance period may not exceed 5% of the maximum number of shares of Common Stock available under Section 4.1 for issuance during the duration of the Plan.

                  (b) The Units will be subject to a performance goal based on increase in earnings per share and revenue growth of the Company.

                  (c) Specific targets relating to the performance goal will be established by the Committee prior to the period of service during which the Performance Units will be earned. These targets must be stated in terms of a minimum performance level below which the entire


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         award will be forfeited, a maximum performance level at or above which the full award will be paid, and intermediate targets which will result in partial payment of the award. The formula will be specified in sufficient detail so that a third party having knowledge of the relevant performance results could calculate the amount to be paid pursuant to the award.

                  (d) The performance period for any such award shall be six years.

                  (e) Following the close of the performance period, the Committee will determine and certify the extent to which the performance criteria have been met and will arrange for payment to the Participant of any amounts earned. Payment of earned Performance Units will be made in shares of Common Stock at the rate of one share per Performance Unit; provided, however, that the number of shares distributed to the Participant may be reduced as provided in Section 9 to cover withholding taxes.

                  (f) After the beginning of the performance period for any such award, the terms of such award may not be modified in any way that would increase the compensation payable upon attainment of the performance goal.

8.       EFFECT OF TERMINATION OF EMPLOYMENT.

         8.1 TERMINATION DUE TO DEATH OR DISABILITY. If a Participant's employment with the Company and all Subsidiaries is terminated by reason of death or Disability:

                  (a) Options outstanding at the time of said termination of employment will not expire as a result of said termination of employment but rather will remain in effect for the remaining term of the Option. However, the Committee in its sole discretion may provide at the time it grants an Option to a Participant that the Option will expire not later than a fixed period of time after the Participant's termination of employment.

                  (b) All Performance Units then held by the Participant will vest. The Company will transfer to the Participant (or to the beneficiary, legal representative, heir, or legatee of a deceased Participant) a number of shares of Common Stock equal to the number of the Participant's vested Performance Units, reduced as provided under
         Section 9 to cover any applicable withholding taxes. Said transfer shall occur as of a date or dates determined by the Committee which shall not be later than one year after the Participant's death or Disability. In the case of Performance Units awarded under Section 7.1 and payable in cash, a cash payment will be made in lieu of shares.

         8.2 TERMINATION DUE TO NORMAL RETIREMENT. If a Participant's employment with the Company and all Subsidiaries is terminated by reason of his Normal Retirement:

                  (a) Options outstanding at the time of said termination of employment will not expire as a result of said termination of employment but rather will remain in effect for the remaining term of the Option. However, the Committee in its sole discretion may provide at the time it grants an Option to a Participant that the Option will expire not later than a fixed period of time after the Participant's termination of employment.

                  (b) A portion of the Participant's Performance Units will remain outstanding after his Normal Retirement, and any remaining Performance Units will be forfeited, subject to the following:


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                  (1)      The Committee may, in its sole discretion, provide
                           for payment with respect to all or any portion of the outstanding Performance Units granted under Section
                           7.1. Such payments may occur at any point from the time of Normal Retirement until the end of the performance period, to be determined at the sole discretion of the Committee.

                  (2) The Committee also may, in its sole discretion, provide that all or any portion of the Performance Units granted under Section 7.2 will remain in effect until the end of the performance period, whereupon the Committee will determine and certify the extent to which the applicable performance criteria have been met and will arrange for payment to the Participant of any amounts earned.

                  (3) However, the number of Performance Units which remains outstanding under (1) and (2) will not be less than the number of Performance Units outstanding immediately before the Participant's Normal Retirement multiplied by a fraction, (i) the numerator of which is the number of months in the performance period beginning with the first month thereof and ending with the month in which the Participant's termination of employment occurred, and
                           (ii) the denominator of which is the total months in the performance period.

                  (4) Except as provided in (1), (2) and (3), all Performance Units outstanding at the time of a Participant's Normal Retirement will be forfeited.

                  (5) The Committee's decision with respect to such payments will not be binding or precedential with regard to subsequent Normal Retirements by other Participants.

         8.3 TERMINATION DUE TO EARLY RETIREMENT. If a Participant's employment with the Company and all Subsidiaries is terminated by reason of his Early Retirement:

                  (a) Options outstanding at the time of said termination of employment will not expire as a result of said termination of employment but rather will remain in effect for the remaining term of the Option. However, the Committee in its sole discretion may provide at the time it grants an Option to a Participant that the Option will expire not later than a fixed period of time after the Participant's termination of employment.

                  (b) All Performance Units then outstanding will be forfeited, and no payment will be made with respect thereto, subject to the following:

                  (1) The Committee may, in its sole discretion, provide for payment with respect to all or any portion of the outstanding Performance Units granted under Section
                           7.1. Such payments may occur at any point from the time of Early Retirement until the end of the performance period, to be determined at the sole discretion of the Committee.

                  (2) The Committee also may, in its sole discretion, provide that all or any portion of the Performance Units granted under Section 7.2 will remain


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                           in effect until the end of the performance period,
                           whereupon the Committee will determine and certify the extent to which the applicable performance criteria have been met and will arrange for payment to the Participant of any amounts earned.

                  (3) Except as provided in (1) and (2), all Performance Units outstanding at the time of a Participant's Early Retirement will be forfeited.

                  (4) The Committee's decision with respect to such payments will not be binding or precedential with regard to subsequent Early Retirements by other Participants.

         8.4 TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY, NORMAL RETIREMENT OR EARLY RETIREMENT. If a Participant's employment with the Company and all Subsidiaries is terminated for any reason other than death, Disability, Normal Retirement, or Early Retirement:

                  (a) If the termination is not for "cause", (i) options held by the Participant which are exercisable as of the date of termination of employment will remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such options), and (ii) options which are not yet exercisable as of the date employment terminates will be forfeited immediately. If the termination of employment is for "cause", all options will be forfeited immediately upon termination of employment, regardless of whether they were then exercisable.

                  (b) All Performance Units then outstanding will be forfeited, and no payment will be made with respect thereto. However, if the termination of employment is involuntary (including any resignation at the request of the Company) and not for "cause", the Committee may, in its sole discretion, provide for payment with respect to all or a portion of the outstanding Performance Units granted under
         Section 7.1. Such payment may occur at any point from the time of termination of employment until the end of the period of restriction, to be determined at the sole discretion of the Committee. The Committee's decision with respect to such payment will be not be binding or precedential with regard to subsequent terminations of employment by other Participants. Performance Units granted under
         Section 7.2 will always be forfeited upon termination of employment and are not subject to discretionary payout.

                  (c) If the termination of employment is for "cause" or is voluntary, then any outstanding Performance Units will be forfeited immediately and are not subject to discretionary payout.

                  (d) For purposes of this section, if a Participant's employer ceases to be a Subsidiary of the Company, and the Participant remains an employee of that employer, the Participant will be considered to have an involuntary termination of employment as of the date the employer ceases to be a Subsidiary. The preceding sentence does not apply if the Participant transfers to employment with the Company or another Subsidiary.

                  (e) For purposes of this section, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall


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         duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

         8.5 BREACH OF CONFIDENTIALITY OR NONCOMPETE AGREEMENTS. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

         8.6 DATE OF TERMINATION OF EMPLOYMENT. Unless the Committee otherwise determines in its sole discretion, a Participant's employment will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment, as determined by the Committee in its sole discretion based upon such records.

         8.7 EXPIRATION OF DIRECTOR OPTIONS. Section 8.1 through 8.6 are not applicable to Director Options. An Eligible Director who ceases to be a director of the Company may exercise any outstanding Director Options within 12 months after ceasing to be a director (but in no event after the expiration date of such option).

9.       PAYMENT OF WITHHOLDING TAXES.

         9.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or
(b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

         9.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 9.1 of the Plan by electing to tender Previously Acquired Shares (including but not limited to the Shares the acquisition of which triggered the tax obligation) or a Broker Exercise Notice, or by a combination of such methods.

10.      CHANGE IN CONTROL.

         10.1 CHANGE IN CONTROL. For purposes of this Section 10.1, a "Change in Control" of the Company will mean the following:

                  (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company,


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

                  (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                  (c) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section
         11.2 below), or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

                  (d) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

                  (e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

                  (f) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

         10.2 INCUMBENT DIRECTORS. For purposes of this Section 10, "Incumbent Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

         10.3 ACCELERATION OF VESTING. Without limiting the authority of the Committee under Section 3.2 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all Options (other than Director Options) will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participants to whom such Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all Performance Units then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units.

         10.4 CASH PAYMENT FOR OPTIONS. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an


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

Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

         10.5 LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in Section 10.3 or 10.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 10.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 10.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to
Section 10.3 or 10.4 will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by
Section 4999 of the Code; provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this
Section 10.5 will, to that extent, not apply.

11.      RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

         11.1 EMPLOYMENT. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any Eligible Employee or Participant at any time, nor confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or any Subsidiary.

         11.2 RIGHTS AS A SHAREHOLDER. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

         11.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 8 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.


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

         11.4 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

12.  SECURITIES LAW AND OTHER RESTRICTIONS.

         Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

13.  PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act,
Section 422 of the Code or the rules of the New York Stock Exchange. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 4.3 and 10 of the Plan.

14.  EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan is effective as of February 3, 1994, 1994, the date it was adopted by the Board. The Plan will terminate at midnight on February 3, 2004, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

15.  MISCELLANEOUS

         15.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Missouri.

         15.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

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